SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 7, 2008

NEW MOTION, INC.
doing business as
ATRINSIC
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12555 (Commission File Number)	06-1390025 (I.R.S. Employer Identification No.)

42 Corporate Park, Suite 250 Irvine, California (Address of principal executive offices)	92606 (Zip Code)

Registrant's telephone number, including area code: (949) 777-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Change in Registrant's Certifying Accountant.

(a) Previous independent registered public accounting firm

(i) On May 7, 2008, New Motion, Inc. (the “Company”) dismissed Windes & McClaughry Accountancy Corporation as its independent registered public accounting firm.

(ii) The reports of Windes & McClaughry Accountancy Corporation on the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) The dismissal of Windes & McClaughry Accountancy Corporation and decision was approved by the Company’s Audit Committee.

(iv) During the years ended December 31, 2007 and 2006 and through May 7, 2008, there have been no disagreements with Windes & McClaughry Accountancy Corporation on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Windes & McClaughry Accountancy Corporation, would have caused Windes & McClaughry Accountancy Corporation to make reference to the subject matter of the disagreements in connection with its reports.

(v) During the years ended December 31, 2007 and 2006 and through May 7, 2008, other than as described below there have been no reportable events (as defined in Item 304(a)(I)(v) of Regulation S-K) other than the following material weaknesses:

(A)(1)  During the preparation, and prior to the issuance of our February 12, 2007 Current Report on Form 8-K (the “8-K Filing”), Windes & McClaughry determined that our initial accounting for the RingtoneChannel transaction was improper. We initially treated the transaction as a purchase acquisition and allocated a portion of the “purchase price” to intangible assets. Upon review of the facts and related guidance, we agreed with them that the transaction was actually the transfer of assets between companies under common control. Before any public filing of our financial statements, the appropriate internal accounting treatment for this transaction was made and the as filed 8-K Filing, which contained audited financial statements for the years ended December 31, 2004 and 2005, fully reflected the appropriate accounting for the RingtoneChannel transaction.

In order to ameliorate this transactional accounting treatment issue, we hired additional internal accounting and finance personnel to give us the resources to anticipate and identify unique transactions that may require additional analysis and evaluation concerning their accounting treatment. We also engaged a consultative public accounting firm to provide guidance and feedback regarding accounting treatment for our current and future activities.

(2) Also during the preparation and prior to the issuance of our 8-K Filing, Windes & McClaughry discovered that in calculating the Black-Scholes value of options issued under our 2007 Stock Incentive Plan, we had mistakenly used the calculated put value, not the call value, to calculate compensation expense under SFAS 123(R). After alerting us to this issue, we removed the put value calculation from our internal documentation. Before any public filing of our financial statements, the appropriate compensation expense was recorded and the as filed 8-K Filing, which contained audited financial statements for the years ended December 31, 2004 and 2005, fully reflected the appropriate compensation expense under SFAS 123(R).

In order to mitigate the possibility that a similar error could be made in the future, we updated our internal documentation and hired additional internal accounting and finance personnel to give us the resources to strengthen our internal controls. We also engaged a consultative public accounting firm to provide additional resources.

(3) Also during the preparation and prior to the issuance of our 8-K Filing, Windes & McClaughry advised us that our disclosures and controls were not effective, resulting in a number of errors and omissions in draft versions of the 8-K Filing that we provided to Windes & McClaughry over the course of the preparation of the 8-K Filing.

In order to improve and expand our public disclosure, we hired additional internal accounting and finance personnel, including an SEC reporting consultant, to give us the resources to ensure that our disclosures and controls are accurate.

(4) During the course of management’s evaluation of the effectiveness of our disclosure controls and procedures, for the year ended December 31, 2007, a material weakness in internal controls was identified and concerned the treatment of events subsequent to the year ended December 31, 2007. Upon the departure of our Chief Operating Officer, Sue Swenson, which was announced on March 18, 2008, Windes & McClaughry requested that we evaluate whether the compensation expense associated with Sue Swenson’s August 20, 2007 restricted stock grant should be included in our financial statements for the year ended December 31, 2007. Initially we had determined that we would recognize the cancellation of her restricted stock in the period in which she announced her departure. After evaluating the facts and reviewing SFAS 123(R), we determined that the cancellation of the restricted stock, and associated reversal of stock compensation expense, should be reflected in 2007. Also associated with our treatment of subsequent event information, Windes & McClaughry discovered that an accrual recorded at December 31, 2007 was settled on February 28, 2008 for an amount less than what was expected and, as such, the accrual on our balance sheet should be adjusted to reflect what was ultimately paid. We evaluated their finding and researched the issue, and determined that the amount that was ultimately paid is what should have been reflected in our financial accounts as of December 31, 2007. We therefore adjusted our December 31, 2007 accrual to reflect the settlement amount.

In order to correct such weakness in internal controls surrounding the recognition of subsequent event activity in our financial statements, we implemented procedures to provide an additional layer of supervisory review of subsequent event transactions. We also intend to hire additional accounting personnel to enable greater oversight and analysis of such events.

(5) For the year ended December 31, 2007, the second material weakness in internal controls concerns our consolidation process. Prior to finalization of our 2007 financial results, Windes & McClaughry informed us of a potential error in accounting for an intercompany transaction. Upon review of the transaction, we determined that it was appropriate to eliminate the intercompany expense.

In order to prevent such issues from occurring in the future, we implemented a comprehensive set of consolidation protocols to improve our controls and procedures over financial reporting, are working to automate the consolidation process within our accounting system and have also begun to simplify the structure and activities within our consolidated entities.

The Company furnished Windes & McClaughry Accountancy Corporation with a copy of this Report on Form 8-K prior to filing with the SEC. The Company also requested that Windes & McClaughry Accountancy Corporation furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter furnished by Windes & McClaughry Accountancy Corporation in response to that request dated May 13, 2008 is filed as Exhibit 16.1 to this Report on Form 8-K.

(b) New independent registered public accounting firm

We engaged McGladrey & Pullen, LLP as our new independent registered public accounting firm as of May 7, 2008. Traffix, Inc., our wholly-owned subsidiary which we acquired on February 4, 2008, engaged McGladrey & Pullen, LLP to audit the financial statements of Traffix, Inc. for the year ended November 30, 2007 and the stub-period from December 1, 2007 to January 31, 2008. During the two most recent fiscal years and through May 7, 2008, New Motion has not consulted with McGladrey & Pullen, LLP regarding any of the following:

(1)
The application of accounting principles to a specific transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company by McGladrey & Pullen, LLP that McGladrey & Pullen, LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue;

(2)	Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or

(3)	Any matter that was a reportable event, as that item is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit	Description

16.1	Letter from Windes & McClaughry Accounting Corporation to the Securities and Exchange Commission dated May 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Motion, Inc.

By:	/s/ Dan Harvey
Dated: May 13, 2008	Dan Harvey Chief Financial Officer

Exhibit Index

Exhibit	Description

16.1	Letter from Windes & McClaughry Accounting Corporation to the Securities and Exchange Commission dated May 13, 2008.